As filed with the Securities and Exchange Commission on May 31, 2023

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

INTEGRAL AD SCIENCE HOLDING CORP.
(Exact name of registrant as specified in its charter)

Delaware	83-0731995
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Not applicable[1]
(Address of Principal Executive Offices)	(Zip Code)
Integral Ad Science Holding Corp. 2021 Omnibus Incentive Plan

(Full Title of the Plan)
Lisa Utzschneider
Chief Executive Officer
c/o The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801
(Name and address of agent for service)

(302) 777-0200
(Telephone number, including area code, of agent for service)

Copies to:
Robert E. Goedert, P.C.
Ana Sempertegui
Kirkland & Ellis LLP
300 North LaSalle
Chicago, Illinois 60654
(312) 862-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
————————————
1Any stockholder or other communication required to be sent to our principal executive offices may be directed to our mailing address: 99 Wall Street, #1950, New York, NY 10005.

EXPLANATORY NOTE

Integral Ad Science Holding Corp. (the “Registrant”) is filing this Registration Statement on Form S-8 with the United States Securities and Exchange Commission (the “Commission”) to register up to 20,000,000 additional shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), reserved for issuance under the Integral Ad Science Holding Corp. 2021 Omnibus Incentive Plan (the “Plan”), to include shares that may again become available for delivery with respect to awards under the Plan pursuant to the share counting, share recycling and other terms and conditions of the Plan and as a result of annual evergreen increases under the Plan. In accordance with General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 333-257619), filed by the Registrant with the Commission on July 1, 2021.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Description
4.1
Certificate of Incorporation of Integral Ad Science Holding Corp., dated June 29, 2021 (incorporated by reference to Exhibit 3.1 to Company’s Current Report on Form 8-K filed with the Commission on July 2, 2021).

4.2	Bylaws of Integral Ad Science Holding Corp., dated June 29, 2021 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on July 2, 2021).
5.1*	Opinion of Kirkland & Ellis LLP.
10.1	Integral Ad Science Holding Corp. 2021 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on August 12, 2021).
23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
23.2*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
24.1*	Powers of Attorney (included on the signature pages hereto).
107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 31, 2023.

INTEGRAL AD SCIENCE HOLDING CORP.

By:	/s/ Tania Secor
	Name:	Tania Secor
	Title:	Chief Financial Officer

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lisa Utzschneider and Tania Secor and each or any one of them, their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for each of the undersigned in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 31, 2023.

Name	Position

/s/ Lisa Utzschneider	Chief Executive Officer and Director
Lisa Utzschneider	(Principal Executive Officer)

/s/ Tania Secor	Chief Financial Officer
Tania Secor	(Principal Financial Officer)

/s/ Anil Sukumaran	Chief Accounting Officer
Anil Sukumaran	(Principal Accounting Officer)

/s/ Rod Aliabadi	Director
Rod Aliabadi

/s/ Otto Berkes	Director
Otto Berkes

/s/ Michael Fosnaugh	Director
Michael Fosnaugh

/s/ Bridgette Heller	Director
Bridgette Heller

/s/ Christina Lema	Director
Christina Lema

/s/ Brooke Nakatsukasa	Director
Brooke Nakatsukasa

/s/ Jill Putman	Director
Jill Putman

/s/ Martin Taylor	Director
Martin Taylor